Exhibit 99.1

                                    KATY NEWS

                              FOR IMMEDIATE RELEASE

                              KATY INDUSTRIES, INC.
                       REPORTS 2004 FIRST QUARTER RESULTS

  o   Sales grow 10.4%.                           o  Completes refinancing.

  o   Gross margins improve.                      o  Resumes share repurchase.

  o   SG&A as a percent of sales decline.

MIDDLEBURY, CT - April 29, 2004 - Katy Industries, Inc. (NYSE: KT) today reported income from continuing operations in the first quarter of 2004 of $0.7 million, or $0.09 per share, versus a loss from continuing operations of ($1.5) million, or ($0.17) per share, in the first quarter of 2003, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items, Katy reported a net loss attributable to common shareholders of ($5.2) million, or ($0.67) per share, in the first quarter of 2004, versus net income attributable to common shareholders of $1.7 million, or $0.20 per share, in the same period of 2003. Net sales in the first quarter of 2004 were $99.9 million, up 10.4% compared to the same period in 2003. Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted to exclude all restructuring and other non-recurring or unusual items, was $5.7 million in the first quarter of 2004, compared to $4.5 million in the same period in 2003. Income (Loss) From Continuing Operations, as adjusted, and EBITDA, as adjusted, are Non-GAAP Financial Measures and are further discussed below.

During the first quarter of 2004, Katy reported restructuring and other non-recurring or unusual items of ($2.3) million pre-tax [($0.30) per share], including severance, restructuring and related costs of ($1.9) million and costs associated with a proposed financing which Katy chose to abandon of ($0.4) million. Also, during the first quarter of 2004, Katy recorded the impact of paid-in-kind dividends earned on convertible preferred stock of ($3.5) million [($0.44) per share]. During the first quarter of 2003, Katy reported restructuring and other non-recurring or unusual items of $0.6 million pre-tax [($0.08) per share], including, the write-off of unamortized debt costs related to the refinancing of debt in February 2003 of ($1.2) million, severance, restructuring and related costs of ($0.2) million and a gain on the sale of excess real estate of $0.8 million. Also during the first quarter of 2003, Katy reported income from discontinued operations of $1.1 million, net of tax [$0.13 per share], a gain on the early redemption of a preferred interest in a subsidiary of $6.6 million [$0.78 per share] and the impact of paid-in-kind dividends earned on convertible preferred stock of ($3.0) million [($0.36) per share]. Details regarding these items are provided in the "Reconciliations of GAAP Results to Results Excluding Certain Unusual Items" accompanying this press release.

"We have achieved another quarter of revenue growth and improved margins, even in the face of raw material cost rising faster than we are able to implement new cost reductions and price increases," said C. Michael Jacobi, Katy Industries' President and Chief Executive Officer. "In addition, in the first quarter we invested in the implementation of Lean Manufacturing and other productivity initiatives that will yield significant savings later this year," added Mr. Jacobi.

Gross margins were 16.6% in the first quarter of 2004, an increase of 80 basis points from the first quarter of 2003. The favorable impact of restructuring, cost containment and lower depreciation was offset partially by higher raw material costs. Selling, general and administrative expenses were $0.1 million lower than the first quarter of 2003. These costs represented 14.8% of sales in the first quarter of 2004, a significant improvement from the same period of 2003, when these costs represented 16.4% of sales.

Interest expense decreased by $1.6 million in the first quarter of 2004 versus the same period of 2003, primarily due to the write-off of unamortized debt costs of $1.2 million in the first quarter of 2003 (which added to interest expense in that quarter), and to a lesser extent lower levels of borrowings. Debt at March 31, 2004 was $51.8 million [34% of total capitalization], versus $70.4 million [40% of total capitalization] at March 31, 2003. Cash on hand at March 31, 2004 was $4.0 million, versus $6.1 million at March 31, 2003.

Liquidity was negatively impacted during the three months ended March 31, 2004, as Katy used free cash flow of $18.1 million versus $14.8 million of free cash flow used during the three months ended March 31, 2003. Contributing to the increased use of free cash flow during the first quarter of 2004 were early purchasing of certain raw materials in advance of scheduled cost increases and lower accounts payable primarily resulting from improved terms for such purchases. The Company expects these liquidity trends to reverse as the year progresses. Free cash flow, a non-GAAP financial measure, is discussed further below.

On April 20, 2004, Katy announced the refinancing of its outstanding debt through a new credit agreement with Fleet Capital Corporation as agent. This new agreement continues to provide the Company with $110 million of committed funds consisting of $20 million of term debt and a $90 million revolving loan facility. Since the inception of a similar facility in February 2003, Katy had repaid $18.2 million of the previous $20 million term loan. The additional borrowing capacity created by the incremental term loan proceeds will be a key source of liquidity as the Company looks to grow its revenues in 2004 and beyond through new product development and acquisitions. In addition, this agreement provides for separate credit facilities in Canada and the United Kingdom which gives Katy the flexibility to borrow funds locally in these countries and provides the Company a natural hedge against foreign currency fluctuations.

Katy also announced that it has resumed its $5.0 million share repurchase plan, which had been previously suspended in November 2003.

Katy expects to substantially complete its restructuring program in 2004. Capital expenditures, and severance, restructuring and related costs for these initiatives are expected to be in the range of $2.0 million to $3.0 million for the remainder of the year. Payment-in-kind dividends on convertible preferred stock will end in December 2004, or upon the conversion of the convertible preferred stock, whichever is sooner.

Katy has completed the sales of its non-core businesses, Duckback Products, Inc. on September 16, 2003 and GC/Waldom Electronics, Inc. on April 2, 2003. The results of these businesses have been classified as discontinued operations as of and for the three months ended March 31, 2003. There was no discontinued operations activity for the first quarter of 2004.

Non-GAAP Financial Measures

To provide transparency about measures of Katy's financial performance which management considers most relevant, we supplement the reporting of Katy's consolidated financial information under GAAP with certain non-GAAP financial measures, including EBITDA, as adjusted; free cash flow; and income (loss) from continuing operations, as adjusted. Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures is provided in the "Reconciliations of GAAP Results to Results Excluding Certain Unusual Items" and "Statement of Cash Flows" accompanying this press release. These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:

EBITDA, As Adjusted. EBITDA, as adjusted, is calculated as earnings before interest, taxes, depreciation and amortization, excluding discontinued operations and unusual items such as severance, restructuring and related costs, impairments of long-lived assets, and other non-recurring items. Katy believes that EBITDA, as adjusted, is useful to report because it (i) is used extensively on an internal basis, acting as a primary metric for operating performance measurement, (ii) is the prime measure of operating results used by the lenders in Katy's bank group when evaluating Katy's performance and (iii) provides a link between profitability and operating cash flow. The presentation of EBITDA, as adjusted, enables investors to view Katy's performance in a manner similar to the method used by management.

Free Cash Flow. Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid. Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

Income (Loss) From Continuing Operations, As Adjusted. Income (Loss) from Continuing Operations, as adjusted, is income (loss) from Katy's continuing operations that excludes restructuring and other non-recurring and unusual items. Katy believes that its presentation of Income (Loss) from Continuing Operations, as adjusted provides useful information to management and investors regarding certain financial and business trends relating to its results of operations.

This press release may contain various forward-looking statements. The forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by, and information currently available to, the company's management. Additionally, the forward-looking statements are based on Katy's current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy's filings with the SEC, that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with interests primarily in Maintenance Products and Electrical Products.

Company contact:
Katy Industries, Inc.
Amir Rosenthal
(203) 598-0397

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except percentages and per share data)

                                                                       Three Months Ended
                                                                    -------------------------           $              %
                                                                    March 31,       March 31,        Change         Change
                                                                      2004            2003          Inc/(Dec)      Inc/(Dec)
                                                                    ---------       ---------       ---------      ---------
Net sales                                                           $  99,895       $  90,452       $   9,443           10.4%
Cost of goods sold                                                     83,265          76,167           7,098            9.3%
                                                                    ---------       ---------       ---------      ---------
      Gross profit                                                     16,630          14,285           2,345           16.4%
Selling, general and administrative expenses                           14,748          14,818             (70)          (0.5%)
Severance, restructuring and related charges                            1,898             228           1,670          732.5%
                                                                    ---------       ---------       ---------      ---------
      Operating loss                                                      (16)           (761)            745           97.9%
Equity in loss of equity method investment                                 --            (367)            367          100.0%
Gain on sale of assets                                                     --             753            (753)        (100.0%)
Interest expense                                                         (800)         (2,427)          1,627           67.0%
Other, net                                                               (375)             (4)           (371)       (9275.0%)
                                                                    ---------       ---------       ---------      ---------
      Loss before (provision) benefit for income taxes                 (1,191)         (2,806)          1,615           57.6%
(Provision) benefit for income taxes                                     (590)             27            (617)       (2285.2%)
                                                                    ---------       ---------       ---------      ---------
      Loss from continuing operations before distributions on
              preferred interest of subsidiary                         (1,781)         (2,779)            998           35.9%
Distributions on preferred interest of subsidiary, net of tax              --            (123)            123          100.0%
                                                                    ---------       ---------       ---------      ---------
      Loss from continuing operations                                  (1,781)         (2,902)          1,121           38.6%
Income from operations of discontinued businesses, net of tax              --           1,058          (1,058)        (100.0%)
                                                                    ---------       ---------       ---------      ---------
      Net loss                                                         (1,781)         (1,844)             63            3.4%
Gain on early redemption of preferred interest of subsidiary               --           6,560          (6,560)        (100.0%)
Payment in kind dividends on convertible preferred stock               (3,462)         (3,014)           (448)         (14.9%)
                                                                    ---------       ---------       ---------      ---------
      Net (loss) income attributable to common stockholders         $  (5,243)      $   1,702       $  (6,945)        (408.0%)
                                                                    =========       =========       =========      =========

(Loss) income per share of common stock - basic and diluted:

Loss from continuing operations                                     $   (0.23)      $   (0.35)      $    0.12           34.3%
Gain on early redemption of preferred interest of subsidiary               --            0.78           (0.78)        (100.0%)
Payment in kind (PIK) dividends on convertible preferred stock          (0.44)          (0.36)          (0.08)         (22.2%)
                                                                    ---------       ---------       ---------      ---------
      (Loss) income from continuing operations attributable to
              common stockholders                                       (0.67)           0.07           (0.74)       (1057.1%)
Discontinued operations                                                    --            0.13           (0.13)        (100.0%)
                                                                    ---------       ---------       ---------      ---------
      Net (loss) income attributable to common stockholders         $   (0.67)      $    0.20       $   (0.87)        (435.0%)
                                                                    =========       =========       =========      =========

Weighted average shares outstanding - basic and diluted                 7,881           8,362
                                                                    =========       =========

Other Information:

Working capital, excluding current maturities, long-term debt       $  58,792       $  54,463       $   4,329            7.9%
                                                                    =========       =========       =========      =========
Long-term debt, including current maturities                        $  51,754       $  70,402       $ (18,648)         (26.5%)
                                                                    =========       =========       =========      =========
Stockholders' equity                                                $ 100,957       $ 107,416       $  (6,459)          (6.0%)
                                                                    =========       =========       =========      =========
Capital expenditures                                                $   2,415       $   1,315       $   1,100           83.7%
                                                                    =========       =========       =========      =========

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)

                                                                                                    Three Months Ended
                                                                                                 ------------------------

                                                                                                 March 31,      March 31,
                                                                                                    2004           2003
                                                                                                 ---------      ---------
Reconciliation of loss from continuing operations to income (loss) from continuing operations, as adjusted
Loss from continuing operations                                                                   $(1,781)       $(2,902)
Unusual items:
      Severance, restructuring and related charges                                                  1,898            228
      Write-off of unamortized debt costs (included in interest expense)                               --          1,172
      Costs associated with abandoned financing (included in other, net)                              435             --
      Gain on sale of real estate                                                                      --           (753)
Adjustment to reflect a more normalized effective tax rate excluding unusual items                    156            793
                                                                                                  -------        -------
Income (loss) from continuing operations, as adjusted                                             $   708        $(1,462)
                                                                                                  =======        =======

Income (loss) from continuing operations, as adjusted per share
Loss from continuing operations per share                                                         $ (0.23)       $ (0.35)
Unusual items per share                                                                              0.30           0.08
Adjustment to reflect a more normalized effective tax rate excluding unusual items per share         0.02           0.10
                                                                                                  -------        -------
Income (loss) from continuing operations, as adjusted per share                                   $  0.09        $ (0.17)
                                                                                                  =======        =======

Weighted average shares outstanding - basic and diluted                                             7,881          8,362
                                                                                                  =======        =======

EBITDA, as adjusted:

Net loss                                                                                          $(1,781)       $(1,844)
Interest expense                                                                                      800          2,427
Provision (benefit) for income taxes                                                                  590            (27)
Depreciation and amortization                                                                       3,802          5,414
                                                                                                  -------        -------
EBITDA                                                                                              3,411          5,970

Add back:
Distributions on preferred interest of subsidiary, net of tax                                          --            123
Income from operations of discontinued businesses, net of tax                                          --         (1,058)
Severance, restructuring and related charges                                                        1,898            228
Costs associated with abandoned financing (included in other, net)                                    435             --
Gain on sale of real estate                                                                            --           (753)
                                                                                                  -------        -------
EBITDA, as adjusted                                                                               $ 5,744        $ 4,510
                                                                                                  =======        =======
EBITDA, as adjusted, as a % of sales                                                                  5.8%           5.0%
                                                                                                  =======        =======

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

Assets                                                         March 31,     December 31,      March 31,
Current assets:                                                   2004            2003            2003
                                                               ---------     ------------      ---------
       Cash                                                    $   3,996       $   6,748       $   6,096
       Accounts receivable, net                                   59,517          65,197          55,086
       Inventory, net                                             66,865          53,545          65,659
       Other current assets                                        4,216           1,658           1,861
       Current assets of discontinued operations (a)                  --              --          13,141
                                                               ---------       ---------       ---------
Total current assets                                             134,594         127,148         141,843
                                                               ---------       ---------       ---------

Other assets:
       Goodwill                                                   10,215          10,215          10,543
       Intangibles, net                                           22,040          22,399          25,027
       Other                                                       9,615          10,352          18,703
       Non-current assets of discontinued operations (a)              --              --           3,946
                                                               ---------       ---------       ---------
Total other assets                                                41,870          42,966          58,219
                                                               ---------       ---------       ---------

Property, plant and equipment                                    148,694         149,634         158,828
Less: accumulated depreciation                                   (80,680)        (78,040)        (76,881)
                                                               ---------       ---------       ---------
Property, plant and equipment, net                                68,014          71,594          81,947
                                                               ---------       ---------       ---------

                                                               ---------       ---------       ---------
Total assets                                                   $ 244,478       $ 241,708       $ 282,009
                                                               =========       =========       =========

Liabilities and stockholders' equity
Current liabilities:
       Accounts payable                                        $  31,267       $  37,259       $  31,976
       Accrued expenses                                           44,535          46,450          50,875
       Current maturities, long-term debt                          1,848           2,857           2,857
       Revolving credit agreement                                 32,763          36,000          50,402
       Current liabilities of discontinued operations (a)             --              --           4,529
                                                               ---------       ---------       ---------
Total current liabilities                                        110,413         122,566         140,639

Revolving credit agreement                                        17,143              --              --
Long-term debt, less current maturities                               --             806          17,143
Other liabilities                                                 15,965          16,044          16,811

                                                               ---------       ---------       ---------
Total liabilities                                                143,521         139,416         174,593
                                                               ---------       ---------       ---------

Stockholders' equity
       Convertible preferred stock                                96,969          93,507          83,710
       Common stock                                                9,822           9,822           9,822
       Additional paid-in capital                                 36,979          40,441          50,247
       Accumulated other comprehensive income (loss)               2,833           2,387          (2,518)
       Accumulated deficit                                       (22,918)        (21,137)        (13,617)
       Treasury stock                                            (22,728)        (22,728)        (20,228)
                                                               ---------       ---------       ---------
Total stockholders' equity                                       100,957         102,292         107,416
                                                               ---------       ---------       ---------

                                                               ---------       ---------       ---------
Total liabilities and stockholders' equity                     $ 244,478       $ 241,708       $ 282,009
                                                               =========       =========       =========

(a) Amounts include assets and liabilities of GC/Waldom Electronics, Inc. and Duckback Products, Inc.

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands, except percentages)

                                                                             Three Months Ended
                                                                           -----------------------         $            %
                                                                           March 31,     March 31,      Change       Change
                                                                             2004          2003        Inc/(Dec)    Inc/(Dec)
                                                                           ---------     ---------     ---------    ---------
Cash flows from operating activities:
    Net loss                                                               $ (1,781)     $ (1,844)
    Income from operations of discontinued businesses                            --        (1,058)
                                                                           --------      --------
      Loss from continuing operations                                        (1,781)       (2,902)
    Depreciation and amortization                                             3,802         5,414
    Write-off and amortization of debt issuance costs                           264         1,397
    Gain on sale of assets                                                       --          (753)
    Equity in loss of equity method investment                                   --           367
                                                                           --------      --------
                                                                              2,285         3,523
    Changes in operating assets and liabilities:
      Accounts receivable                                                     5,956         3,743
      Inventories                                                           (13,188)       (8,475)
      Other assets                                                           (2,514)           16
      Accounts payable                                                       (6,243)       (4,906)
      Accrued expenses                                                       (1,923)       (4,085)
      Other, net                                                                (91)         (717)
                                                                           --------      --------
                                                                            (18,003)      (14,424)

    Net cash used in continuing operations                                  (15,718)      (10,901)
    Net cash used in discontinued operations                                     --        (2,589)
                                                                           --------      --------      ---------    ---------
    Net cash used in operating activities                                   (15,718)      (13,490)        (2,228)         (17%)
                                                                           --------      --------      ---------    ---------

Cash flows from investing activities:
    Capital expenditures of continuing operations                            (2,415)       (1,258)
    Capital expenditures of discontinued operations                              --           (57)
    Proceeds from sale of assets                                              3,673         1,900
                                                                           --------      --------      ---------    ---------
    Net cash provided by investing activities                                 1,258           585            673          115%
                                                                           --------      --------      ---------    ---------

Cash flows from financing activities:
    Net borrowings on revolving loans                                        13,906         5,651
    Proceeds of term loans                                                       --        20,000
    Repayments of term loans                                                 (1,815)           --
    Direct costs associated with debt facilities                               (209)         (886)
    Redemption of preferred interest of subsidiary                               --        (9,840)
    Repayment of real estate and chattel mortgages                               --          (700)
                                                                           --------      --------      ---------    ---------
    Net cash provided by financing activities                                11,882        14,225         (2,343)         (16%)
                                                                           --------      --------      ---------    ---------

Effect of exchange rate changes on cash and cash equivalents                   (174)          (66)
                                                                           --------      --------
Net (decrease) increase in cash and cash equivalents                         (2,752)        1,254
Cash and cash equivalents, beginning of period                                6,748         4,842
                                                                           --------      --------      ---------    ---------
Cash and cash equivalents, end of period                                   $  3,996      $  6,096      $  (2,100)         (34%)
                                                                           ========      ========      =========    =========

Free Cash Flow
    Net cash used in operating activities                                  $(15,718)     $(13,490)
    Capital expenditures of continuing operations                            (2,415)       (1,258)
    Capital expenditures of discontinued operations                              --           (57)
                                                                           --------      --------
                                                                           $(18,133)     $(14,805)
                                                                           ========      ========